Exhibit 99.1

news release

Encana delivers strong third quarter financial and operational performance; significant liquids growth driving margin expansion and returns

Calgary, Alberta (November 1, 2018) TSX, NYSE: ECA

Encana delivered strong financial performance in the third quarter driven by significant liquids growth, high realized pricing and continued efficiencies. Financial and operating highlights from the quarter include:

●	net earnings of $39 million
●	cash from operating activities of $885 million, up 148 percent year-over-year
●	non-GAAP free cash flow of $66 million; company is on track to generate full-year non-GAAP free cash flow in 2018, one year earlier than expected in its five-year plan
●	non-GAAP cash flow of $589 million, up 118 percent year-over-year
●	non-GAAP cash flow margin of $16.93 per barrel of oil equivalent (BOE), up 64 percent year-over-year; company expects full-year average non-GAAP cash flow margin of more than $16 per BOE
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liquids production of 178,700 barrels per day (bbls/d), up 40 percent year-over-year and 15 percent from the previous quarter; liquids made up 47 percent of total third quarter production and 46 percent year-to-date, with high-value oil and condensate making up more than 75 percent of total liquids volumes

●	total production of 378,200 barrels of oil equivalent per day (BOE/d), up 33 percent year-over-year
●	Permian production up 54 percent year-over-year to 98,500 BOE/d; current production over 100,000 BOE/d
●	Montney liquids volumes up 151 percent year-over-year and on track with fourth quarter target of 55,000 bbls/d to 65,000 bbls/d; current liquids production about 55,000 bbls/d
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operational efficiencies, such as decreased drilling and completion cycle times, along with proactive supply chain management, continuing to largely offset inflation with upstream operating expense and transportation and processing costs down 10 percent and nine percent respectively from the second quarter

●	announced agreement to sell San Juan assets for approximately $480 million on October 1

Operational performance: Core assets delivering non-GAAP free operating cash flow

Permian: Cube development delivering efficient execution with record production

●	total production of 98,500 BOE/d, including 61,900 bbls/d of oil, up 54 and 60 percent respectively year-over-year
●	current production exceeding 100,000 BOE/d
●	strong performance from three Midland County cubes delivering an average 30-day initial production rate of 1,475 BOE/d including 1,200 bbls/d of oil
●	operational efficiencies, including use of local sand and recycled water, continue to offset inflation

Montney: Liquids-focused program delivering high-value growth

●	liquids production of 44,200 bbls/d, up 151 percent year-over-year and 23 percent from the second quarter; total production of 200,600 BOE/d
●	current liquids production of about 55,000 bbls/d; on track to deliver fourth quarter liquids production between 55,000 and 65,000 bbls/d
●	Pipestone Liquids Hub online in September, ahead of schedule, supporting condensate growth plan
●	lowered Pipestone drilling and completion costs by 25 percent compared to 2017 average

Eagle Ford and Duvernay: Delivering high return growth

●	combined production of 65,800 BOE/d, up 12 percent from second quarter
●	strong results from Graben wells in Eagle Ford with average 30-day initial production rates of 1,200 BOE/d, with about 90 percent being oil
●	Eagle Ford continues to deliver highest margin production in the portfolio

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Market diversification: Maximizing realized pricing and ensuring efficient market access

Through a combination of pipeline transportation and term financial basis hedging, Encana has limited its exposure to Midland oil pricing and AECO gas pricing. Including basis hedges, the company’s third quarter Permian realized oil price was 101 percent of the WTI average while Canadian realized gas prices were 86 percent of the NYMEX average.

As at September 30, 2018, Encana has hedged approximately 136,500 bbls/d of expected oil and condensate production and 1,017 million cubic feet per day (MMcf/d) of expected natural gas production for the remainder of 2018, using a variety of structures.

Corporate Guidance

Encana adjusted its Corporate Guidance, lowering its expected transportation and processing costs to between $7.20 and $7.40 per BOE for a reduction of about $25 million. In addition, the company updated its expected capital investment to approximately $2.0 billion, which includes current-year expenditures on the Pipestone Liquids Hub and the San Juan assets totaling approximately $55 million as well as modest pressure on diesel fuel costs and steel tariffs.

Dividend Declared

On October 31, 2018, the Board of Directors declared a dividend of $0.015 per common share payable on December 31, 2018 to common shareholders of record as of December 14, 2018.

Third Quarter Highlights

Production summary
(for the period ended September 30) (average)	Q3 2018	Q3 2017	% Δ
Oil (Mbbls/d)	95.5	75.2	27
NGLs – Plant Condensate (Mbbls/d)	41.0	27.9	47
NGLs – Other (Mbbls/d)	42.2	24.4	73
Oil and NGLs Total (Mbbls/d)	178.7	127.5	40
Natural gas (MMcf/d)	1,197	939	27
Total production (MBOE/d)	378.2	284.0	33

Liquids and natural gas prices
	Q3 2018	Q3 2017
Liquids ($/bbl)
WTI	69.50	48.21
Encana realized liquids prices[1]	49.05	41.86
Oil	57.05	47.78
NGLs – Plant Condensate	52.89	45.84
NGLs – Other	27.23	19.00
Natural gas
NYMEX ($/MMBtu)	2.90	3.00
Encana realized natural gas price[1] ($/Mcf)	2.50	2.23

    1 Prices include the impact of realized gain (loss) on risk management.

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Non-GAAP Cash Flow Reconciliation
(for the period ended September 30) ($ millions, except as indicated)	Q3 2018	Q3 2017
Cash from (used in) operating activities	885	357
Deduct (add back):
Net change in other assets and liabilities	(17)	(11)
Net change in non-cash working capital	313	98
Current tax on sale of assets	-	-
Non-GAAP cash flow[1]	589	270
Divided by Production Volumes (MMBOE)	34.8	26.1
Non-GAAP cash flow margin[1] ($/BOE)	16.93	10.34
Non-GAAP Free Cash Flow Reconciliation
Non-GAAP cash flow[1]	589	270
Less capital expenditures	(523)	(473)
Non-GAAP free cash flow[1]	66	(203)
Non-GAAP Operating Earnings Reconciliation
Net earnings (loss)	39	294
Before-tax (addition) deduction:
Unrealized gain (loss) on risk management	(164)	(76)
Non-operating foreign exchange gain (loss)	24	203
Gain (loss) on divestiture	-	406
	(140)	533
Income tax	16	(263)
After-tax (addition) deduction	(124)	270
Non-GAAP operating earnings [1]	163	24

1 Non-GAAP cash flow, non-GAAP cash flow margin, non-GAAP free cash flow and non-GAAP operating earnings (loss) are non-GAAP measures as defined in Note 1.

Third quarter conference call

A conference call and webcast to discuss the 2018 third quarter results will be held for the investment community today at 7 a.m. MT (9 a.m. ET). To participate, please dial 888-231-8191 (toll-free in North America) or 647-427-7450 (international) approximately 10 minutes prior to the conference call. The live audio webcast of the third quarter conference call, including slides, will also be available on Encana’s website, www.encana.com, under Investors/Presentations & Events. The webcasts will be archived for approximately 90 days.

Encana Corporation

Encana is a leading North American energy producer that is focused on developing its strong portfolio of resource plays, held directly and indirectly through its subsidiaries, producing oil, natural gas liquids (NGLs) and natural gas. By partnering with employees, community organizations and other businesses, Encana contributes to the strength and sustainability of the communities where it operates. Encana common shares trade on the Toronto and New York stock exchanges under the symbol ECA.

Important Information

Encana reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on a net (after-royalties) basis, unless otherwise noted. The term liquids is used to represent oil, NGLs and condensate. The term liquids-rich is used to represent natural gas streams with associated liquids volumes. Unless otherwise specified or the context otherwise requires, references to Encana or to the company includes reference to subsidiaries of and partnership interests held by Encana Corporation and its subsidiaries.

NOTE 1: Non-GAAP measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

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Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, net change in non-cash working capital and current tax on sale of assets. Non-GAAP Cash Flow Margin is a non-GAAP measure defined as Non-GAAP Cash Flow per BOE of production. Non-GAAP Free Cash Flow is a

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non-GAAP measure defined as Non-GAAP Cash Flow in excess of capital investment, excluding net acquisitions and divestitures.
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Non-GAAP Operating Earnings (Loss) is a non-GAAP measure defined as net earnings (loss) excluding non-recurring or non-cash items that management believes reduces the comparability of the company’s financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, restructuring charges, non-operating foreign exchange gains/losses, gains/losses on divestitures and gains on debt retirement. Income taxes may include valuation allowances and the provision related to the pre-tax items listed, as well as income taxes related to divestitures and U.S. tax reform, and adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate.

ADVISORY REGARDING OIL AND GAS INFORMATION - The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation. 30-day initial or peak production and other short-term rates are not necessarily indicative of long-term performance or of ultimate recovery.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS - This news release contains certain forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. FLS include: expectation of meeting or exceeding targets in corporate guidance and five-year plan; production growth, including from core assets, and commodity mix thereof; growth within cash flows; anticipated non-GAAP cash flow margin; ability to generate free cash flow; success of market diversification strategy and realized pricing; execution of strategy and future outlook in five-year plan, including expected growth, returns, free cash flow, capital allocation, operating efficiencies, projections based on commodity prices and use of cash therefrom; ability to offset cost inflation and anticipated efficiencies; ability to translate higher commodity prices into higher returns; focus on margin growth and quality returns; success and benefits of cube development model; expected capital program; number of well locations and anticipated development within five-year plan; anticipated hedging and outcomes of risk management program, including amount of hedged production; performance relative to peers; and anticipated dividends.

Readers are cautioned against unduly relying on FLS which, by their nature, involve numerous assumptions, risks and uncertainties that may cause such statements not to occur, or results to differ materially from those expressed or implied. These assumptions include: future commodity prices and differentials; foreign exchange rates; ability to access credit facilities and shelf prospectuses; assumptions contained in the Company’s corporate guidance, five-year plan and as specified herein; data contained in key modeling statistics; availability of attractive hedges and enforceability of risk management program; effectiveness of Encana’s drive to productivity and efficiencies; results from innovations; expectation that counterparties will fulfill their obligations under the gathering, midstream and marketing agreements; access to transportation and processing facilities where Encana operates; assumed tax, royalty and regulatory regimes; enforceability of transaction agreements; and expectations and projections made in light of, and generally consistent with, Encana’s historical experience and its perception of historical trends, including with respect to the pace of technological development, benefits achieved and general industry expectations.

Risks and uncertainties that may affect these business outcomes include: ability to generate sufficient cash flow to meet obligations; commodity price volatility; ability to secure adequate transportation and potential pipeline curtailments; variability and discretion of Encana’s board of directors to declare and pay dividends, if any; variability in the amount, number of shares and timing of purchases, if any, pursuant to the share repurchase program; timing and costs of well, facilities and pipeline construction; business interruption, property and casualty losses or unexpected technical difficulties, including impact of weather; counterparty and credit risk; impact of a downgrade in credit rating and its impact on access to sources of liquidity; fluctuations in currency and interest rates; risks inherent in Encana’s corporate guidance; failure to achieve cost and efficiency initiatives; risks inherent in marketing operations; risks associated with technology; changes in or interpretation of royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations; risks associated with existing and potential lawsuits and regulatory actions made against Encana; impact of disputes arising with its partners, including suspension of certain obligations and inability to dispose of assets or interests in certain arrangements; Encana’s ability to acquire or find additional reserves; imprecision of reserves estimates and estimates of recoverable quantities of liquids and natural gas from plays and other sources not currently classified as proved, probable or possible reserves or economic contingent resources, including future net revenue estimates; risks associated with past and future acquisitions or divestitures of certain assets or other transactions or receipt of amounts contemplated under the transaction agreements (such transactions may include third-party capital investments, farm-outs or partnerships, which Encana may refer to from time to time as “partnerships” or “joint ventures” and the funds received in respect thereof which Encana may refer to from time to time as “proceeds”, “deferred purchase price” and/or “carry capital”, regardless of the legal form) as a result of various conditions not being met; and other risks and uncertainties impacting Encana’s business, as described in its most recent Annual Report on Form 10-K and as described from time to time in Encana’s other periodic filings as filed on SEDAR and EDGAR.

Although Encana believes the expectations represented by such FLS are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned that the assumptions, risks and uncertainties referenced above are not exhaustive. FLS are made as of the date of this news release and, except as required by law, Encana undertakes no obligation to update publicly or revise any FLS. FLS contained in this news release are expressly qualified by these cautionary statements.

Further information on Encana Corporation is available on the company’s website, www.encana.com, or by contacting:

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Investor contact: Corey Code Vice-President, Investor Relations (403) 645-4606 Patti Posadowski Sr. Advisor, Investor Relations (403) 645-2252	Media contact: Simon Scott Vice-President, Communications (403) 645-2526 Jay Averill Director, External Communications (403) 645-4747

SOURCE: Encana Corporation

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